Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2025 THIRD QUARTER RESULTS

Solid Earnings Growth in Third Quarter

Record Quarterly Revenues for Broadspire and International Operations

ATLANTA, (November 3, 2025) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the third quarter ended September 30, 2025.

Revenues before reimbursements decreased (2)% to $322.2 million in the 2025 third quarter from $329.4 million in the 2024 third quarter. Third quarter net income was $12.4 million, or $0.25 per diluted share for CRD-A and CRD-B, compared to $9.5 million, or $0.19 per diluted share for CRD-A and CRD-B in the prior year quarter.

GAAP Consolidated Results
	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Revenues before reimbursements	$322.2	$329.4	(2)%	$957.2	$945.3	1%
Net income attributable to shareholders	12.4	9.5	31%	26.9	20.9	29%
Diluted earnings per share CRD-A	0.25	0.19	32%	0.54	0.42	29%
Diluted earnings per share CRD-B	0.25	0.19	32%	0.54	0.42	29%

Non-GAAP Consolidated Results
	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Revenues before reimbursements on constant dollar basis	$318.8	$329.4	(3)%	$958.8	$945.3	1%
Consolidated adjusted operating earnings	26.6	21.8	22%	66.4	56.0	19%
Consolidated adjusted EBITDA	36.3	29.6	23%	94.5	80.8	17%
Non-GAAP net income attributable to shareholders	16.1	10.9	48%	37.6	29.8	26%
Non-GAAP diluted earnings per share CRD-A	0.32	0.22	45%	0.75	0.60	25%
Non-GAAP diluted earnings per share CRD-B	0.32	0.22	45%	0.76	0.60	27%

Mr. Rohit Verma, president and chief executive officer of Crawford & Company, commented, "Our Company delivered solid third-quarter results with a 22% increase in operating earnings and improved margins across all segments of our business. Broadspire and International Operations performed particularly well, but consolidated revenue decreased slightly due to the continued absence of significant weather events and lower U.S. claims activity in North America Loss Adjusting and Platform Solutions.”

Mr. Verma continued, “We are pleased with the expanded client relationships and new business momentum we saw in the third quarter. As we continue to strengthen our position as the partner of choice for insurance providers worldwide, our focus remains on delivering operational excellence and deepening engagement with existing clients. Our balance sheet remains strong, and we are committed to leveraging our growing pipeline to further extend our global reach.”

Segment Results for the Third Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $77.0 million in the third quarter of 2025, decreasing (2.9)% from $79.3 million in the third quarter of 2024, driven by a decrease in weather related claims impacting revenues in U.S. Field Operations. Foreign exchange rate impacts were immaterial.

The segment had operating earnings of $6.9 million in the 2025 third quarter, increasing from $5.4 million in the third quarter of 2024. The operating margin increased to 9.0% in the 2025 quarter, compared with 6.9% in the 2024 quarter, driven by improved efficiencies in U.S. Global Technical Services and Canada, partially offset by lower revenues in U.S. Field Operations.

North America Loss Adjusting revenues before reimbursements were $234.8 million in the nine months ended September 30, 2025, increasing 0.9% from $232.7 million in the 2024 period. Absent foreign exchange rate decreases of ($1.9) million, revenues would have been $236.7 million for the 2025 third quarter.

The segment had operating earnings of $17.0 million in the nine months ended September 30, 2025, increasing from $14.8 million in the 2024 period. The operating margin was 7.2% for the nine months ended September 30, 2025 and 6.4% in the 2024 period. The increase in operating earnings was primarily due to revenue growth and improved efficiencies in U.S Global Technical Services.

International Operations

International Operations revenues before reimbursements were a new quarterly record of $112.9 million in the third quarter of 2025, up 6.7% from $105.7 million in the same period of 2024 driven by growth in the U.K., Europe, and Asia. Absent foreign exchange rate increases of $3.6 million, revenues would have been $109.3 million for the 2025 third quarter.

Operating earnings were $7.4 million in the 2025 third quarter, increasing from $5.1 million in the 2024 period. The segment’s operating margin for the 2025 quarter increased to 6.6% compared with 4.9% in the 2024 quarter driven by higher value claims in the U.K., earthquake related claims in Thailand, and an increase in weather related claims in Australia.

International Operations revenues before reimbursements were $326.3 million in the 2025 year-to-date period, up 6.6% from $306.1 million in the 2024 period. Foreign exchange rate impacts were immaterial for the nine months ended September 30, 2025.

Operating earnings were $18.5 million in the nine months ended September 30, 2025, improving from $12.5 million in the 2024 period. The segment’s operating margin for year-to-date 2025 increased to 5.7% compared with 4.1% in the 2024 period driven by revenue growth in the U.K. and Asia.

Broadspire

Broadspire segment revenues before reimbursements were a new quarterly record of $103.4 million in the 2025 third quarter, increasing 4.4% from $99.0 million in the 2024 third quarter driven by increases in medical case management and casualty claims revenues.

Broadspire recorded operating earnings of $15.6 million in the third quarter of 2025, representing an operating margin of 15.1%, compared to $14.4 million, or 14.5% of revenues, in the 2024 third quarter. The increase in operating earnings and margin in the quarter was driven by revenue growth and a decrease in administrative costs.

Broadspire segment revenues before reimbursements were $300.4 million in the 2025 year-to-date period, increasing 3.4% from $290.4 million in the 2024 period.

Broadspire operating earnings were $41.4 million in the nine months ended September 30, 2025, representing an operating margin of 13.8%, decreasing from $42.3 million, or 14.6% of revenues in the 2024 period driven by an increase in administrative costs during the first half of 2025.

Platform Solutions

Platform Solutions revenues before reimbursements were $28.9 million in the third quarter of 2025, down (36.1)% from $45.3 million in the same period of 2024 due to lower staff augmentation business from insurance carriers.

Operating earnings were $2.6 million in the 2025 third quarter, compared with $3.8 million in the 2024 period. The segment’s operating margin for the 2025 quarter was 8.9% as compared with 8.5% in the 2024 quarter. The decrease in operating earnings was driven by a decrease in revenues in the Networks service line. The improvement in operating margin is due a shift in product mix from the Networks service line to Contractor Connection and Subrogation.

Platform Solutions revenues before reimbursements were $95.7 million in the nine months ended September 30, 2025, down (17.5)% from $116.0 million in the 2024 period.

Operating earnings were $8.6 million in the 2025 year-to-date period, increasing from $6.4 million in the 2024 period. The segment’s operating margin for the nine months ended September 30, 2025 was 9.0% as compared with 5.5% in the nine months ended September 30, 2024, improving due to the reduction in low value inspection services previously handled within our Networks service line and a decrease in administrative costs.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $5.9 million in the third quarter of 2025, compared with $7.0 million in the same period of 2024. The decrease in the 2025 third quarter was primarily due to a decrease in professional fees and compensation expenses, partially offset by an increase in self-insurance expense.

Unallocated corporate costs were $19.2 million in the nine months ended September 30, 2025, compared with $20.1 million in the 2024 period. The decrease in 2025 was primarily due to lower professional fees and compensation expenses, partially offset by a one-time indirect tax expense of $3.1 million.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) decreased ($2.1) million, or 3.0%, in the three months ended September 30, 2025 as compared with the 2024 period. The decrease was primarily due to a lower professional fees and compensation expenses.

SG&A increased $1.2 million, or 0.5%, in the 2025 year-to-date period as compared with the 2024 period. The increase was primarily due to a one-time indirect tax expense, partially offset by lower professional fees and compensation expenses.

Other Matters

The Company recognized a pretax contingent earnout expense of $0.1 million in the 2025 third quarter, compared to a benefit of ($2.1) million in the same period of 2024, related to the fair value adjustment of earnout liabilities arising from acquisitions. These adjustments, which are not a component of operating earnings, are based on changes to projections of acquired entities over the respective earnout periods.

Subsequent Event

On October 30, 2025, the Company's Board of Directors authorized the addition of 2,000,000 shares of CRD-A or CRD-B (or a combination of the two) to its 2021 Repurchase Authorization which had a remaining authorization to purchase 813,865 shares at September 30, 2025. Under the new repurchase program, repurchases may be made through December 31, 2027 in the open market or privately negotiated transactions at such times and for such prices as management deems appropriate, subject to applicable regulatory guidelines. The new authorization does not obligate Crawford to acquire any stock, and purchases may be commenced or suspended at any time based on market conditions and other factors that the Company deems appropriate.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of September 30, 2025, totaled $68.8 million, compared with $55.4 million at December 31, 2024. The Company’s total debt outstanding totaled $218.1 million as of September 30, 2025 and December 31, 2024.

The Company’s operations provided $51.7 million of cash during the first nine months of 2025, compared with $11.1 million provided in 2024. The increase in cash provided was primarily driven by higher earnings, net change in incentive compensation, and net change in billed and unbilled receivables as compared to the prior year.

During the 2025 third quarter, the Company repurchased 263,098 shares of CRD-A at an average per share cost of $10.71 and repurchased 12,846 shares of CRD-B at an average per share cost of $10.40. In the 2024 third quarter, the Company did not repurchase any shares of CRD-A but repurchased 154,683 shares of CRD-B at an average per share cost of $9.89.

Conference Call

As previously announced, Crawford & Company will host a conference call on November 4, 2025, at 8:30 a.m. Eastern Time to discuss its third quarter 2025 results. The conference call can be accessed live by dialing 1-800-715-9871 and using Conference ID 3506432. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through November 11, 2025. You may dial 1-800-770-2030 and use passcode 3506432# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, non-service pension costs, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, and non-service pension costs are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Nine Months Ended
(in thousands)		September 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$186,845	58.0%	$200,160	60.8%	$563,365	58.9%	$569,624	60.3%
U.K.	GBP	45,476	14.1%	42,265	12.8%	134,140	14.0%	123,940	13.1%
Canada	CAD	22,473	7.0%	23,474	7.1%	67,518	7.1%	69,516	7.4%
Australia	AUD	24,116	7.5%	23,530	7.1%	64,771	6.8%	65,507	6.9%
Europe	EUR	17,237	5.3%	15,260	4.6%	49,911	5.2%	45,806	4.8%
Rest of World	Various	26,024	8.1%	24,686	7.6%	77,495	8.0%	70,863	7.5%
Total Revenues, before reimbursements		$322,171	100.0%	$329,375	100.0%	$957,200	100.0%	$945,256	100.0%

The following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Operating earnings:
North America Loss Adjusting	$6,941	$5,443	$17,012	$14,807
International Operations	7,447	5,136	18,539	12,528
Broadspire	15,565	14,402	41,420	42,297
Platform Solutions	2,584	3,833	8,643	6,417
Unallocated corporate and shared costs, net	(5,946)	(6,979)	(19,183)	(20,065)
Consolidated operating earnings	26,591	21,835	66,431	55,984
(Deduct) add:
Net corporate interest expense	(3,788)	(4,682)	(11,590)	(12,534)
Stock option expense	(52)	(188)	(450)	(494)
Amortization of intangible assets	(2,126)	(1,932)	(5,751)	(5,656)
Non-service pension costs	(2,363)	(2,441)	(7,050)	(7,313)
Contingent earnout adjustments	(60)	2,128	(503)	1,547
Income tax provision	(5,813)	(5,333)	(14,138)	(10,866)
Net loss (income) attributable to noncontrolling interests	19	66	(75)	206
Net income attributable to shareholders of Crawford & Company	$12,408	$9,453	$26,874	$20,874

The following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income attributable to shareholders of Crawford & Company	$12,408	$9,453	$26,874	$20,874
Add (Deduct):
Depreciation and amortization	10,084	8,813	29,545	26,957
Stock-based compensation	1,751	988	4,836	3,819
Net corporate interest expense	3,788	4,682	11,590	12,534
Non-service pension costs	2,363	2,441	7,050	7,313
Contingent earnout adjustments	60	(2,128)	503	(1,547)
Income tax provision	5,813	5,333	14,138	10,866
Non-GAAP adjusted EBITDA	$36,267	$29,582	$94,536	$80,816

The following is a reconciliation of operating cash flow to free cash flow for the nine months ended September 30, 2025 and 2024:

Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024	Change
Net Cash Provided by Operating Activities	$51,715	$11,093	$40,622
Less:
Property & Equipment Purchases, net	(3,765)	(2,992)	(773)
Capitalized Software (internal and external costs)	(23,821)	(26,453)	2,632
Free Cash Flow	$24,129	$(18,352)	$42,481

Non-GAAP consolidated results for 2025 and 2024 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, and contingent earnout adjustment.

The following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2025 and 2024 before amortization of intangible assets, non-service related pension costs and contingent earnout adjustments:

Three Months Ended September 30, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$18,202	$12,408	$0.25	$0.25
Adjustments:
Amortization of intangible assets	2,126	1,814	0.04	0.04
Non-service related pension costs	2,363	1,831	0.04	0.04
Contingent earnout adjustments	60	60	—	—
Non-GAAP Adjusted	$22,751	$16,113	$0.32	$0.32

Three Months Ended September 30, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$14,720	$9,453	$0.19	$0.19
Adjustments:
Amortization of intangible assets	1,932	1,668	0.03	0.03
Non-service related pension costs	2,441	1,910	0.04	0.04
Contingent earnout adjustments	(2,128)	(2,179)	(0.04)	(0.04)
Non-GAAP Adjusted	$16,965	$10,852	$0.22	$0.22

Nine Months Ended September 30, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$41,087	$26,874	$0.54	$0.54
Adjustments:
Amortization of intangible assets	5,751	4,814	0.10	0.10
Non-service related pension costs	7,050	5,457	0.11	0.11
Contingent earnout adjustments	503	503	0.01	0.01
Non-GAAP Adjusted	$54,391	$37,648	$0.75	$0.76

Nine Months Ended September 30, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$31,534	$20,874	$0.42	$0.42
Adjustments:
Amortization of intangible assets	5,656	4,807	0.10	0.10
Non-service related pension costs	7,313	5,714	0.11	0.11
Contingent earnout adjustments	(1,547)	(1,605)	(0.03)	(0.03)
Non-GAAP Adjusted	$42,956	$29,790	$0.60	$0.60

(1) Sum of reconciling items may differ from total due to rounding of individual components.

The following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,428	29,880	30,303	29,732
Class B Common Stock	19,142	19,255	19,144	19,390
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,925	30,472	30,805	30,308
Class B Common Stock	19,142	19,255	19,144	19,390

Further information regarding the Company’s operating results for the three and nine months ended September 30, 2025, financial position as of September 30, 2025, and cash flows for the nine months ended September 30, 2025 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2025	2024	% Change

Revenues:
Revenues Before Reimbursements	$322,171	$329,375	(2)%
Reimbursements	10,636	13,351	(20)%
Total Revenues	332,807	342,726	(3)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	228,379	235,957	(3)%
Reimbursements	10,636	13,351	(20)%
Total Costs of Services	239,015	249,308	(4)%

Selling, General, and Administrative Expenses	69,393	71,526	(3)%
Corporate Interest Expense, Net	3,788	4,682	(19)%
Total Costs and Expenses	312,196	325,516	(4)%

Other Loss, Net	(2,409)	(2,490)	(3)%

Income Before Income Taxes	18,202	14,720	24%
Provision for Income Taxes	5,813	5,333	9%

Net Income	12,389	9,387	32%

Net Loss Attributable to Noncontrolling Interests	19	66	(71)%

Net Income Attributable to Shareholders of Crawford & Company	$12,408	$9,453	31%

Earnings Per Share - Basic:
Class A Common Stock	$0.25	$0.19	32%
Class B Common Stock	$0.25	$0.19	32%

Earnings Per Share - Diluted:
Class A Common Stock	$0.25	$0.19	32%
Class B Common Stock	$0.25	$0.19	32%

Cash Dividends Per Share:
Class A Common Stock	$0.075	$0.07	7%
Class B Common Stock	$0.075	$0.07	7%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2025	2024	% Change

Revenues:
Revenues Before Reimbursements	$957,200	$945,256	1%
Reimbursements	33,541	37,396	(10)%
Total Revenues	990,741	982,652	1%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	674,996	672,611	0%
Reimbursements	33,541	37,396	(10)%
Total Costs of Services	708,537	710,007	(0)%

Selling, General, and Administrative Expenses	222,317	221,116	1%
Corporate Interest Expense, Net	11,590	12,534	(8)%
Total Costs and Expenses	942,444	943,657	(0)%

Other Loss, Net	(7,210)	(7,461)	(3)%

Income Before Income Taxes	41,087	31,534	30%
Provision for Income Taxes	14,138	10,866	30%

Net Income	26,949	20,668	30%

Net (Income) Loss Attributable to Noncontrolling Interests	(75)	206	(136)%

Net Income Attributable to Shareholders of Crawford & Company	$26,874	$20,874	29%

Earnings Per Share - Basic:
Class A Common Stock	$0.54	$0.42	29%
Class B Common Stock	$0.54	$0.42	29%

Earnings Per Share - Diluted:
Class A Common Stock	$0.54	$0.42	29%
Class B Common Stock	$0.54	$0.42	29%

Cash Dividends Per Share:
Class A Common Stock	$0.215	$0.21	2%
Class B Common Stock	$0.215	$0.21	2%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2025 and December 31, 2024

	September 30,	December 31,
	2025	2024
(In thousands, except par value amounts)	(Unaudited)	*
ASSETS

Current Assets:
Cash and Cash Equivalents	$68,767	$55,412
Accounts Receivable, Net	128,400	142,064
Unbilled Revenues, at Estimated Billable Amounts	134,928	131,080
Income Taxes Receivable	3,626	5,337
Prepaid Expenses and Other Current Assets	35,960	40,334
Total Current Assets	371,681	374,227

Net Property and Equipment	17,804	20,554

Other Assets:
Operating Lease Right-of-Use Asset, Net	75,249	78,808
Goodwill	76,504	76,368
Intangible Assets Arising from Business Acquisitions, Net	68,869	74,545
Capitalized Software Costs, Net	118,123	111,854
Deferred Income Tax Assets	23,783	25,305
Other Noncurrent Assets	47,826	42,094
Total Other Assets	410,354	408,974

Total Assets	$799,839	$803,755

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$21,285	$17,822
Accounts Payable	45,470	50,605
Accrued Compensation and Related Costs	85,884	101,371
Self-Insured Risks	17,763	27,813
Income Taxes Payable	3,397	3,343
Operating Lease Liability	26,206	24,541
Other Accrued Liabilities	38,097	38,103
Deferred Revenues	36,179	36,129
Total Current Liabilities	274,281	299,727

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	196,813	200,315
Operating Lease Liability	61,251	66,811
Deferred Revenues	23,704	23,556
Accrued Pension Liabilities	20,368	21,084
Other Noncurrent Liabilities	37,743	36,711
Total Noncurrent Liabilities	339,879	348,477

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,238	30,124
Class B Common Stock, $1.00 Par Value	19,132	19,145
Additional Paid-in Capital	93,610	87,118
Retained Earnings	251,506	237,948
Accumulated Other Comprehensive Loss	(207,170)	(217,125)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	187,316	157,210
Noncontrolling Interests	(1,637)	(1,659)
Total Shareholders’ Investment	185,679	155,551

Total Liabilities and Shareholders’ Investment	$799,839	$803,755

(*) Derived from the audited Consolidated Balance Sheet

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended September 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change

Revenues Before Reimbursements	$76,995	$79,329	(2.9)%	$112,853	$105,741	6.7%	$103,401	$99,009	4.4%	$28,922	$45,296	(36.1)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	54,494	57,055	(4.5)%	75,550	69,395	8.9%	62,402	59,680	4.6%	16,086	28,976	(44.5)%

% of Revenues Before Reimbursements	70.8%	71.9%		66.9%	65.6%		60.3%	60.3%		55.6%	64.0%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	15,560	16,831	(7.6)%	29,856	31,210	(4.3)%	25,434	24,927	2.0%	10,252	12,487	(17.9)%

% of Revenues Before Reimbursements	20.2%	21.2%		26.5%	29.5%		24.6%	25.2%		35.4%	27.6%

Total Operating Expenses	70,054	73,886	(5.2)%	105,406	100,605	4.8%	87,836	84,607	3.8%	26,338	41,463	(36.5)%

Operating Earnings (1)	$6,941	$5,443	27.5%	$7,447	$5,136	45.0%	$15,565	$14,402	8.1%	$2,584	$3,833	(32.6)%

% of Revenues Before Reimbursements	9.0%	6.9%		6.6%	4.9%		15.1%	14.5%		8.9%	8.5%

Nine Months Ended September 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change

Revenues Before Reimbursements	$234,809	$232,724	0.9%	$326,317	$306,116	6.6%	$300,402	$290,394	3.4%	$95,672	$116,022	(17.5)%
											\
Direct Compensation, Fringe Benefits & Non-Employee Labor	165,347	167,230	(1.1)%	218,438	200,421	9.0%	181,113	175,099	3.4%	53,245	71,310	(25.3)%

% of Revenues Before Reimbursements	70.4%	71.9%		66.9%	65.5%		60.3%	60.3%		55.7%	61.5%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	52,450	50,687	3.5%	89,340	93,167	(4.1)%	77,869	72,998	6.7%	33,784	38,295	(11.8)%

% of Revenues Before Reimbursements	22.3%	21.8%		27.4%	30.4%		25.9%	25.1%		35.3%	33.0%

Total Operating Expenses	217,797	217,917	(0.1)%	307,778	293,588	4.8%	258,982	248,097	4.4%	87,029	109,605	(20.6)%

Operating Earnings(1)	$17,012	$14,807	14.9%	$18,539	$12,528	48.0%	$41,420	$42,297	(2.1)%	$8,643	$6,417	34.7%

% of Revenues Before Reimbursements	7.2%	6.4%		5.7%	4.1%		13.8%	14.6%		9.0%	5.5%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, non-service pension costs, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 2 and 3 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Period Ended September 30, 2025 and September 30, 2024

Unaudited

(In Thousands)

	2025	2024
Cash Flows From Operating Activities:
Net Income	$26,949	$20,668
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	29,545	26,957
Stock-based compensation	4,836	3,819
Loss (gain) on disposal of property and equipment	1,021	(93)
Contingent earnout adjustments	503	(1,547)
Changes in operating assets and liabilities:
Accounts receivable, net	13,153	751
Unbilled revenues, net	(3,146)	(17,263)
Accrued or prepaid income taxes	74	(5,520)
Accounts payable and accrued liabilities	(23,557)	(17,141)
Deferred revenues	(272)	(1,819)
Accrued retirement costs	5,098	4,993
Prepaid expenses and other operating activities	(2,489)	(2,712)
Net cash provided by operating activities	51,715	11,093

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(3,765)	(2,992)
Capitalization of computer software costs	(23,821)	(26,453)
Proceeds from settlement of life insurance policies	295	—
Proceeds from business dispositions, net of cash disposed	2,046	—
Net cash used in investing activities	(25,245)	(29,445)

Cash Flows From Financing Activities:
Cash dividends paid	(10,639)	(10,320)
Repurchases of common stock	(2,953)	(3,604)
Increases in short-term and revolving credit facility borrowings	54,720	61,612
Payments on short-term and revolving credit facility borrowings	(55,449)	(32,606)
Payments of contingent consideration on acquisitions	(1,326)	(3,183)
Other financing activities	1,840	1,410
Net cash (used in) provided by financing activities	(13,807)	13,309

Effects of exchange rate changes on cash and cash equivalents	123	181
Increase (Decrease) in cash, cash equivalents, and restricted cash(1)	12,786	(4,862)
Cash, cash equivalents, and restricted cash at beginning of year(1)	56,329	59,545
Cash, cash equivalents, and restricted cash at end of period(1)	$69,115	$54,683

Supplemental cash flow information:
Income taxes paid	$13,304	$16,102
Interest paid	13,504	14,244

(1) The 2025 amounts include beginning restricted cash of $917 at December 31, 2024, and ending restricted cash of $348 at September 30, 2025, and the 2024 amounts include beginning restricted cash of $1,182 at December 31, 2023, and ending restricted cash of $2,343 at September 30, 2024, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.